#225 -

FILED # C2510-01

FEB 01 2001

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION OF GROWTH MERGERS, INC.

ARTICLE I -- NAME

The name of the corporation is: Growth Mergers, Inc.

ARTICLE II -- RESIDENT AGENT AND ADDRESS

The name and address of the initial resident agent:

Pacific Corporate Services, Inc.
3110 E. Sunset Road, Suite H-1
Las Vegas, Nevada 89120

ARTICLE III -- STOCK

The corporation is authorized to issue 100,000,0[illegible] shares of common stock with a par value of $[illegible].001/share.

ARTICLE IV -- GOVERNING BOARD

Members of the governing board shall be styled Directors. The initial number of Directors is one (1). Hereafter the number of directors shall be determined according to the bylaws. The name and address of the initial Directors are:

Winst[illegible]n V. [illegible]rta
2001-1277 Nelson Street
Vancouver, BC, Canada V6E 4M8

ARTICLE VI -- INCORPORATOR

The incorporator signing these Articles of Incorporation is:

Shawn Christopher
3110 E. Sunset Rd., Ste. H-1
Las Vegas, Nevada 89120

ARTICLE VI
LIMITATION OF LIABILITY

No Director of Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer, provided however, that the foregoing provision shall not eliminate or limit the liability of a Director of Officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of N.R.S. 78.300. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

The undersigned incorporator has executed these Articles this 24th day of January 2001.

Shawn Christopher

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

Pacific Corporate Services, Inc. hereby accepts appointment as Resident Agent for the above named company.

Dated: January 24, 2001

Pacific Corporate Services, Inc.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number
Dean Heller	20060160935-22
Dean Heller Secretary of State State of Nevada	Filing Date and Time 03/15/2006 9:15 AM
	Entity Number C2510-2001

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Growth Mergers, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Please see the attached Certificate of Amendment to the Articles of Incorporation.
Article I Name change to Neah Power Systems, Inc.

Article III Increase authorized stock to 525,000,000, par value $.001

(please see attached)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A
TO
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)

"ARTICLE I -- NAME" is hereby amended in its entirety to read as follows:

The name of the Corporation is Neah Power Systems, Inc.

"ARTICLE II -- RESIDENT AGENT AND ADDRESS" is hereby amended to replace the existing resident agent with the following:

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, NV 89511

"ARTICLE III STOCK" is hereby amended in its entirety to read as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 525,000,000, consisting of 500,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 25,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

"ARTICLE V -- PURPOSE" is hereby added to the Certificate of Incorporation to read as follows:

The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

To engage in any lawful activity for which corporations may be incorporated under the Nevada General Corporation Law.

"ARTICLE VII -- INDEMNIFICATION" is hereby added to the Certificate of Incorporation to read as follows:

The Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify

under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required, in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______________________. *

4. Effective Date of Filing (Optional)

5. Officer Signature (required):

/s/ ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20060173955-38
Dean Heller	Filing Date and Time 03/21/2006 10:45 AM
Secretary of State State of Nevada	Entity Number C2510-2001

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Neah Power Systems, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock - Five Hundred million (500,000,000), par value $.001
Blank Check Preferred - Twenty-five million (25,000,000), par value $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock - Five Hundred million (500,000,000), par value $.001
Blank Check Preferred - Twenty-five million (25,000,000), par value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

17,740,781 shares of the Company's issued and outstanding common stock to become 35,481,562 shares of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole number.

7. Effective date of filing (optional): March 29, 2006
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: [signature] President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090558658-58
[signature]	Filing Date and Time 07/21/2009 8:00 AM
Ross Miller Secretary of State State of Nevada	Entity Number C2510-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT   ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Neah Power Systems, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock: 500,000,000, par value $.001 per share
Preferred Stock: 25,000,000, par value $.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock: 20,000,000, par value $.001 per share
Preferred Stock: 5,000,000, par value $.001 per share, all of which have been designated as Series A

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Common: 333,769,903 shares outstanding exchanged post split for 1,668,850 shares; Preferred: 24,992,600 Series A Preferred exchanged post split for 4,996,500 shares

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares issued since fractional shares will be receive one whole share for each fractional share exchanged post reverse split.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]   CHIEF FINANCIAL OFFICER
Signature of Officer   Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090592559-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/03/2009 11:35 AM
	Entity Number C2510-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Neah Power Systems, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article III is amended as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 85,000,000, consisting of 80,000,000 shares of common stock, $.001 per share ("Common Stock") and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20100931677-36
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/16/2010 2:35 PM
	Entity Number C2510-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Neah Power Systems, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment Filed Pursuant to NRS 78.385 and 78.390; Document No. 20090592559-76 (the "Certificate of Amendment")

3. Filing date of the original document for which correction is being made: 08/03/2009

4. Description of the inaccuracy or defect:

The Corporation increased the number of authorized common shares, par value $0.001, from 20,000,000 to 80,000,000 by approval of the board of directors and without stockholder approval based on advice of counsel that such a change can be made in reliance on NRS 78.207. When the increase was approved by the board of directors on July 31, 2009, the corporation should have filed a Certificate of Change under NRS 78.290, but mistakenly filed the Certificate of Amendment described above.

5. Correction of the inaccuracy or defect:

Attached hereto as Appendix A, and incorporated herein, is a Certificate of Change as of August 3, 2010, which is provided under this Certificate of Change in replacement of the Certificate of Amendment that was erroneously filed. The Certificate of Amendment is void and the correction made by this Certificate of Change and attached Appendix A is effective August 3, 2009.

6. Signature:

X [signature]

Authorized Signature	Title *	Date
[signature]	PRESIDENT & CEO	12/15/2010

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Appendix A to
Certificate of Correction
Neah Power Systems, Inc.
Entity Number C2510-2001

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation: **Neah Power Systems, Inc.**

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **20,000,000 shares of common stock, par value $0.001**

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **80,000,000 shares of common stock, par value $0.001**

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

   Pursuant to NRS 78.207 and 78.209, the corporation shall issue four (4) shares of common stock for every one (1) share of common stock issued and outstanding as of the effective date August 14, 2009.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **No fractional shares will be issued as a result of the change.**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110159772-35
[signature]	Filing Date and Time 03/02/2011 8:00 AM
Ross Miller Secretary of State State of Nevada	Entity Number C2510-2001

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Neah Power Systems, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article III is deleted and replaced with the following:

The total number of shares of stock that the Corporation shall have authority to issue is 505,000,000, consisting of 500,000,000 shares of common stock, $.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09